Exhibit 99.5

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the Common Shares, par value $0.001 per share, of Sinovac Biotech Ltd., a corporation organized under the laws of Antigua and Barbuda. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

1Globe Capital LLC

By:	/s/ Jiaqiang Li
Jiaqiang Li, Chairman
Date:	09/12/2025

1Globe Biomedical (Hong Kong) Company Limited

By:	/s/ Jiaqiang Li
Jiaqiang Li, Chairman
Date:	09/12/2025

Jiaqiang Li

By:	/s/ Jiaqiang Li
Jiaqiang Li
Date:	09/12/2025